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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                        ------------------------------


                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): November 5, 1995



                            FIRST BANK SYSTEM, INC.
                            -----------------------
            (Exact name of registrant as specified in its charter)


        Delaware                        1-6880                 41-0255900
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  (State or other jurisdiction       (Commission           (IRS employer
       of incorporation)             file number)        identification No.)


             601 Second Avenue South, Minneapolis, Minnesota 55402
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            (Address of principal executive offices)     (zip code)


Registrant's telephone number, including area code:     (612) 973-1111
                                                    ---------------------


                                Not Applicable
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         (Former name or former address, if changed since last report)









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Item 5.   Other Events.

     On November 5, 1995, First Bank System, Inc., a Delaware corporation ("FBS"), and First Interstate Bancorp, a Delaware corporation ("First Interstate"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which a wholly owned acquisition subsidiary of FBS will be merged with and into First Interstate (the "Merger"). As a result, First Interstate will become a wholly owned subsidiary of FBS.
FBS will change its name to First Interstate Bancorp.

     As a result of the Merger, each outstanding share of Common Stock of First Interstate will be converted into 2.6 shares of Common Stock of FBS. Each outstanding share of preferred stock of First Interstate will be converted into one share of preferred stock of FBS with substantially identical terms as the preferred stock of First Interstate which is converted. The Merger will be a tax-free reorganization and will be accounted for as a pooling of interests. The Merger was announced in a press release issued by FBS and First Interstate on November 6, 1995.

     Concurrently with the execution and delivery of the Merger Agreement, FBS entered into a Stock Option Agreement (the "FBS Stock Option Agreement") with First Interstate whereby FBS has granted to First Interstate an option to purchase up to 25,829,983 shares of FBS's Common Stock at a price of $50.875 per share, exercisable only upon the occurrence of certain events. First Interstate has also entered into a Stock Option Agreement (together with the FBS Stock Option Agreement, the "Reciprocal Stock Option Agreements") with FBS whereby First Interstate has granted to FBS an option to purchase up to 15,073,106 shares of First Interstate's Common Stock at a price of $127.75 per share, exercisable only upon the occurrence of certain events. Notwithstanding any other provisions of the Reciprocal Stock Option Agreements, the Total Profit (as defined) which either First Interstate or FBS, as grantee of a stock option (the "Option") issued by the other party, respectively, may realize from the Option may not exceed $100 million.

     In connection with the Merger Agreement, FBS and First Interstate also executed reciprocal termination fee letter agreements, each dated as of November 5, 1995 (collectively, the "Reciprocal Fee Letters"). Pursuant to the Reciprocal Fee Letters, FBS and First Interstate each agreed to pay the other party, subject to certain conditions, a cash fee of $25 million in the event certain initial triggering events (described therein) occur prior to or concurrently with the termination of the Merger Agreement. In addition, FBS and First Interstate each also agreed, subject to certain conditions, to pay a $100 million cash fee (which $100 million cash fee will be reduced by the initial $25 million fee, if such was previously paid), if certain subsequent events (described therein) occur within 18 months of the termination of the Merger Agreement.

     The closing of the Merger is subject to various conditions, including the approval of certain matters relating to the Merger by the common stockholders of both FBS and First Interstate and the obtaining of certain required regulatory approvals.

                                       1
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     The Merger Agreement, the Stock Option Agreements, the Reciprocal Fee
Letters and FBS's and First Interstate's press release issued November 6, 1995 regarding the Merger are attached as exhibits to this report and are incorporated herein by reference. The foregoing summaries of the Merger Agreement, the Stock Option Agreements and Reciprocal Fee Letters do not purport to be complete and are qualified in their entirety by reference to such exhibits.

                                       2
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Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.
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     The following exhibits are filed with this report:

Exhibit Number                          Description
--------------                          -----------

2.1                                     Agreement and Plan of Merger, dated as
                                        of November 5, 1995, among FBS,
                                        Eleven Acquisition Corp. and
                                        First Interstate.

2.2 Stock Option Agreement, dated as of November 5, 1995, between First Interstate and FBS.

2.3 Stock Option Agreement, dated as of November 5, 1995, between FBS and First Interstate.

2.4 Termination Fee Letter Agreement, dated as of November 5, 1995, between FBS and First Interstate.

2.5 Termination Fee Letter Agreement, dated as of November 5, 1995, between First Interstate and FBS.

20 Press release of FBS and First Interstate, issued November 6, 1995, regarding the Merger.

                                       3
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 7, 1995                    FIRST BANK SYSTEM, INC.


                                            /s/ David J. Parrin
                                           -----------------------------
                                           David J. Parrin
                                           Senior Vice President and Controller

                                       4
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                                 EXHIBIT INDEX


Exhibit Number                          Description
--------------                          -----------

2.1                                     Agreement and Plan of Merger, dated as
                                        of November 5, 1995, among FBS,
                                        Eleven Acquisition Corp. and First
                                        Interstate.

2.2 Stock Option Agreement, dated as of November 5, 1995, between First Interstate and FBS.

2.3 Stock Option Agreement, dated as of November 5, 1995, between FBS and First Interstate.

2.4 Termination Fee Letter Agreement, dated as of November 5, 1995, between FBS and First Interstate.

2.5 Termination Fee Letter Agreement, dated as of November 5, 1995, between First Interstate and FBS.

20 Press release of FBS and First Interstate, issued November 6, 1995, regarding the Merger.